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                                                                 EXHIBIT (e)(17)

                               AMENDMENT NO. 1 TO
                AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

     THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Amendment") is made as of December 14, 2001, by and among eMachines, Inc., a Delaware corporation (the "Company"), EM Holdings, Inc., a Delaware corporation ("Parent"), and Empire Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Buyer").

     WHEREAS, the Company, Parent and Buyer entered into an Agreement and Plan of Merger dated as of November 19, 2001 as subsequently amended and restated on November 26, 2001 (the "Merger Agreement"); and

     WHEREAS, the parties to the Merger Agreement wish to amend the Merger Agreement;

     NOW THEREFORE, the parties hereto agree as follows:

1. All capitalized terms used herein but not defined shall have the meanings ascribed to them in the Merger Agreement.

2. Clause (ii) of the second paragraph of Annex A "Offer Conditions" to the Merger Agreement is hereby amended and modified by deleting the phrase "Financing, including but not limited to funds sufficient to enable the Buyer to" and inserting in lieu thereof the following:

     "Debt Commitment Letter, (or any financing provided by a Substitute Lender pursuant to Section 6.10 of the Merger Agreement) including but not limited to funds, when added to the amounts committed pursuant to the Equity Commitment Letter, sufficient to enable the Buyer to"

3. Clause (ii) of the second paragraph of Annex A "Offer Conditions" to the Merger Agreement is hereby amended and modified by deleting the defined term "Financing" in the proviso thereto and inserting in lieu thereof the defined term "Debt Commitment Letter (or any financing provided by a Substitute Lender pursuant to Section 6.10 of the Merger Agreement)".

4. Except as expressly modified by this Amendment, the Merger Agreement shall remain in full force and effect in accordance with its terms.

5.   This Amendment shall become effective on the date first written above

6. This Amendment will be governed and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of laws principles.

7. This Amendment may be executed in two or more counterparts, which may be delivered by facsimile transmission, each of which shall be deemed an original and all of which together will constitute the same instrument.

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     IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

                                   EMACHINES, INC.

                                   By:     /s/ WAYNE INOUYE
                                      ------------------------------------------
                                   Name:   Wayne Inouye
                                        ----------------------------------------
                                   Title:  President and Chief Executive Officer
                                         ---------------------------------------


                                   EM HOLDINGS, INC.

                                   By:     /s/ Lap Shun Hui
                                      ------------------------------------------
                                   Name:   Lap Shun Hui
                                        ----------------------------------------
                                   Title:  President
                                          --------------------------------------


                                   EMPIRE ACQUISITION CORP.

                                   By:     /s/ Lap Shun Hui
                                      ------------------------------------------
                                   Name:   Lap Shun Hui
                                        ----------------------------------------
                                   Title:  President
                                         ---------------------------------------


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